SCHEDULE A
                        AMENDED AS OF SEPTEMBER 30, 2017
                                     TO THE
          INVESTMENT ADVISORY AGREEMENT DATED OCTOBER 30, 2015 BETWEEN
                      THE ADVISORS' INNER CIRCLE FUND III
                                      AND
                       CHIRON INVESTMENT MANAGEMENT, LLC

The Trust will pay to the Adviser as compensation for the Adviser's services rendered, a fee, computed daily at an annual rate based on the average daily net assets of the Fund in accordance the following fee schedule:


FUND                                                                   RATE

Chiron Capital Allocation Fund                                         0.95%
Chiron SMid Opportunities Fund                                         0.90%


Acknowledged and Accepted by:

THE ADVISORS' INNER CIRCLE FUND III

/s/ Dianne Descoteaux
---------------------
Name: Dianne Descoteaux
Title: VP & Secretary


CHIRON INVESTMENT MANAGEMENT, LLC

/s/ Ryan Caldwell
-----------------
Name: Ryan Caldwell
Title: Co-Founder/CIO